Exhibit 10.3

Liberty Alliance, Inc.

Convertible Promissory Note

June 22, 2006	$2,500

Liberty Alliance, Inc., a Nevada corporation, (The Company) for value received, hereby promises to pay, on demand, to Travis Reid, (Note Holder) the principal amount of Two Thousand Five Hundred Dollars ($2,500), together with interest on the unpaid principal balance at the rate of 8% per annum for twenty-four months from the date of this note.

The obligation to make payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, and protest in taking any action to collect the payment of all sums owing hereon.

The Company grants The Note Holder the right to convert the principal and interest outstanding on this Note, (Conversion Right), into Five Hundred Thousand (500,000) Shares of Liberty Alliance, Inc., common stock.

To exercise the Conversion Right the Note Holder shall deliver to The Company in writing, a Conversion Notice. The Conversion Right is available to the Note Holder subsequent to the Company becoming an operating company and no longer classified as a "shell" company under SEC regulations.

In the event of any default hereunder, the Company, hereby agrees to pay to the Note Holder reasonable attorney's fees, legal expenses, and lawful collection costs incurred in connection with the enforcement of this obligation in addition to all other sums due hereunder, regardless of whether litigation is actually commenced. The parties to, and the terms herein of this Note, shall be governed in all respects by the laws of the State of Utah.

The Company acknowledges to the Note Holder that the shares offered have not been registered under the Securities Act of 1933, or any state securities laws, and are to be sold to the Note Holder pursuant to exemptions from registration requirements of the Securities Act of 1933 and applicable state securities laws.

In witness whereof, the Company has caused this Convertible Promissory Note to be executed and dated the day and year first above written.

Liberty Alliance, Inc.

By: /s/ Steven L. White

Steven L. White, President